SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                               -----------------

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):

                                 April 7, 1997

                               -----------------


                                 EPITOPE, INC.
              (Exact name of Registrant as specified in charter)

                                    Oregon
                (State or other jurisdiction of incorporation)

                                    1-10492
                             (Commission File No.)

                                  93-0779127
                       (IRS Employer Identification No.)

                            8505 S.W. Creekside Place
                             Beaverton, Oregon 97008
              (Address of principal executive offices) (Zip Code)

            Registrant's telephone number, including area code:

                                (503) 641-6115

Item 5.     Other Events.

            On April 7, 1997, Epitope, Inc. ("Epitope"), filed suit in federal court seeking damages and rescission of its acquisition of Andrew and Williamson Sales, Co. ("A&W"). Epitope's complaint against the four former owners of A&W alleges fraud and breach of contract in connection with A&W's distribution of frozen strawberries through the United States Department of Agriculture ("USDA") school lunch program. One of the owners, A&W's former president, falsely certified the strawberries as being U.S. grown, prior to Epitope's acquisition of A&W. The strawberries are believed to have been associated with an outbreak of Hepatitis A in Michigan. A&W is recalling all frozen strawberries potentially associated with the outbreak. A press release describing the lawsuit is attached as an exhibit to this report.

            Epitope and A&W have been named as defendants in lawsuits relating to the Hepatitis A outbreak and A&W's distribution of frozen strawberries that have been recalled. Some of the claims may be covered by insurance. Epitope and A&W have tendered defense to their respective insurers.

            On April 22, 1997, Epitope sent a letter to its shareholders regarding developments relating to the recall of frozen strawberries by A&W. The letter also stated that Epitope will adjourn its annual meeting of shareholders, originally scheduled to occur on April 29, 1997, to a later date to be announced. A copy of the letter is attached as an exhibit to this report.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

            (a)   Not applicable.

            (b)   Not applicable.

            (c)   Exhibits.

            The exhibits to this report are listed in the exhibit index following the signature page.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, Epitope has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    EPITOPE, INC.


Dated:  April 22, 1997              By:
                                    Gilbert N. Miller
                                    Executive Vice President and Chief
                                    Financial Officer

                                  EXHIBIT INDEX


99.1  Press release of Epitope, Inc., dated April 7, 1997.

99.2  Letter to shareholders of Epitope, Inc., dated April 1997.